EXHIBIT (a)(1)(E)

Form of Eligible Option Information Sheet

Name:	Steps to properly complete this Eligible Option Information Sheet

Employee ID:	Step 1:	Check the box to participate in the exchange of all of your Eligible Options.
	Step 2:	If completing a paper election process sign the appropriate election where indicated. If completing via the Offer Website please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION.”
	Step 3:	If completing a paper election process, return along with your Election Form to Charles Young, our Chief Human Resources Officer at (317) 569-7574 or Charlie.Young@hhgregg.com no later than 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013 by hand delivery, facsimile or electronic mail. If completing via the Offer Website, please complete and submit by 11:59 p.m. Eastern Daylight Savings Time on April 29, 2013.

If this sheet is not properly completed, signed and submitted (either electronically or via paper format) with your Election Form, by 11:59 p.m., Eastern Daylight Savings Time on April 29, 2013, your Election Form will be rejected.

If completing via a paper election process, please sign as appropriate in the table below and return along with your Election Form no later than 11:59 p.m., Eastern Daylight Savings Time on April 29, 2013 by hand delivery, facsimile or electronic mail to:

Charles Young, Chief Human Resources Officer

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Tel: (317) 569-7574

Fax: (317) 816-6609

Electronic Mail: Charlie.Young@hhgregg.com

If completing the Offer Website, please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION.”

TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW.	Signature

I elect to exchange ALL of my Eligible Options

I do NOT want to exchange ANY of my Eligible Options

[1]	Only options granted under the hhgregg, Inc. 2007 Equity Incentive Plan subsequent to July 18, 2007 will be eligible for exchange. This information sheet lists only your options granted subsequent to July 18, 2007. We are not accepting partial tenders of the options that you hold. If you wish to participate you must tender all Eligible Options that you hold irrespective of the option grant date or exercise price of such Eligible Options. Not all of your options may be eligible for exchange. If you would like to review all of the options granted to you by hhgregg, please contact Charles Young at at (317) 569-7574 or Charlie.Young@hhgregg.com.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID,

COMPLETED AND SIGNED ELIGIBLE OPTION INFORMATION SHEET AND ELECTION FORM MUST BE RECEIVED (EITHER ELECTRONICALLY OR VIA PAPER FORMAT) BY

HHGREGG BY 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME

ON APRIL 29, 2013

(UNLESS THE OFFER IS EXTENDED).